Rule 424(b)(3)

                  P R O S P E C T U S     S U P P L E M E N T

                                4,108,720 SHARES

                                ECOS GROUP, INC.
               (formerly known as Evans Environmental Corporation)

                                  COMMON STOCK

                               RECENT DEVELOPMENTS

          On October 18, 1996, the shareholders of the Company, at the Company's Annual Meeting of Shareholders, approved the following actions:

         - Change of the Company's name to ECOS Group, Inc.

         - Adoption of the Company's 1996 Stock Option Plan.

         - Increase of the Company's authorized shares of Common Stock from 25,000,000 to 75,000,000.

                        --------------------------------
         This Supplement forms an integral part of the ECOS Group, Inc.
      (formerly known as Evans Environmental Corporation) Prospectus dated
                October 17, 1996 and must be distributed with it.
                        --------------------------------

                 The Date of this Supplement is October 28, 1996